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                      FIRST AMENDMENT TO THE 1996 LONG TERM
                  INCENTIVE PLAN OF THE COOPER COMPANIES, INC.
                           FOR NON-EMPLOYEE DIRECTORS


        WHEREAS, the Board of Directors approved and adopted The 1996 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc. (the "Plan"), effective November 1, 1995.

        WHEREAS, as permitted by Section 11 of the Plan, this First Amendment to the Plan was approved by a resolution of the Board of Directors of the Company on September 9, 1996, effective immediately. This First Amendment, together with the Plan, constitutes the entire Plan as amended to date.

        NOW, THEREFORE, the Plan is amended as set forth herein.

               Section 2f. of the Plan is hereby amended to read in its entirety as follows:

               "Committee" shall mean the Board or, if, after September 9, 1996, the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 4, such committee.

               Section 4 of the Plan is hereby amended to read in its entirety as follows:

               4. COMMITTEE. The Plan shall be administered by the Board or, if, after September 9, 1996, the Board delegates its power and authority to administer this Plan to a committee of the Board described in this
        Section 4, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" as defined by Rule 16b-3. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board. At all meetings of the Committee, the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at the meeting shall be the act of the Committee.

        Executed at Pleasanton, California, this 10th day of October, 1996.


                                            By:    /s/ Robert S. Weiss
                                                   --------------------
                                                   Robert S. Weiss
                                                   Executive Vice President

                                            By:    /s/ Carol R. Kaufman
                                                   ---------------------
                                                   Carol R. Kaufman
                                                   Secretary

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